SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

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[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Westmoreland Coal Company
                   -------------------------
       (Name of Registrant as Specified as in its Charter)

                    Frank E. Williams, Jr.
                    ----------------------
          (Name of Person(s) Filing Proxy Statement,
                if other than the Registrant)

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WESTMORELAND COMMITTEE TO ENHANCE SHARE VALUE
2789-B Hartland Road
Falls Church, Virginia  22043

FOR IMMEDIATE RELEASE

CONTACT:  Frank Williams
          (703) 641-4612
          Shellyn McCaffrey
          (703) 739-9398

SHAREHOLDER GROUP TO CHALLENGE WESTMORELAND COAL MANAGEMENT

March 15, 1999 - The "Westmoreland Committee to Enhance Share
Value" today announced its formation for the purpose of enhancing value for shareholders in Westmoreland Coal
Company (NYSE:WCX).

The Committee intends to nominate a slate of directors and to solicit proxies towards its objective of replacing some of Westmoreland Coal's current board.

Westmoreland Coal's annual meeting is tentatively set for May
11, 1999.

Currently, Westmoreland Coal has approximately 7.0 million shares of common stock and 2.3 million depository shares outstanding. On March 10, Westmoreland Coal Company announced a tender offer to purchase up to 1,052,631 million depository shares at $19.00 per share.

Members of the Committee and their respective aggregate shares
(common stock and calculated common stock based on the conversion of depository shares), beneficially owned, include the following:

Frank E. Williams, Jr.         275,893
R. Bentley Offutt              199,400
Guy Orlando Dove, III          242,154
Nelson Obus, holding through:
  Wynnefield Partners Small
  Cap Value L.P.               346,290
  Wynnefield Partners Small
  Cap Value L.P. I.            245,791
  Wynnefield Partners Small
  Cap Value Offshore Fund Ltd. 146,800

For more details regarding the holdings of Committee members, see Schedule 13D, filed March 9, 1999, with the Securities and
Exchange Commission.